Exhibit (H)(4)

THOMPSON IM FUNDS, INC.

THIRD AMENDMENT TO THE TRANSFER AGENT AGREEMENT

THIS THIRD AMENDMENT, dated as of the last date on the signature page hereto, to the Transfer Agent Servicing Agreement, dated as of August 19, 2015 (the "Agreement"), is entered into by and between Thompson IM Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit D of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto as of September 1, 2018.

2.	Except as specifically amended herein, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

3.	Capitalized terms not defined in this Third Amendment shall have the respective meanings set forth in the Agreement.

4.	This Third Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and together will constitute one and the same Third Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer as of the last date written below.

THOMPSON IM FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jason L. Stephens	By:	/s/ Anita M. Zagrodnik

Name:	Jason L. Stephens	Name:	Anita M. Zagrodnik

Title:	Chief Executive Officer	Title:	Senior VP

Date:	8/20/18	Date:	8/23/18

Exhibit D - Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

Fee Schedule effective 9/1/2018 through 9/1/2021 TRANSFER AGENT & SHAREHOLDER SERVICES

Annual Service Charges to the Fund*

Base Fee per CUSIP - $[   ] per year

NSCC Level 3 Accounts - $[   ] per open account

No-Load Fund Accounts - $[   ] per open account

Load Fund Accounts - $[   ] per open account

Daily Accrual Fund Accounts - $[   ] per open account

Closed Accounts - $[   ] per closed account

Annual Basis Point Fee

[   ] basis point on the first $[   ]

[   ] basis point on the next $[   ]

[   ] basis point on the balance

Activity Charges

♦    Telephone Calls - $[   ] /minute

♦    E-mail Services - $[   ] /e-mail received

♦    Draft Check Processing - $[   ] /draft

♦    Daily Valuation Trades - $[   ] /trade

♦    Lost Shareholder Search - $[   ] /search

♦    AML Base Service (excl Level 3 accounts)

[   ] accounts - $[   ]/year

[   ] accounts - $[   ]/year

[   ] accounts - $[   ]/year

[   ] accounts - $[   ]/year

♦    AML New Account Service - $[   ]/new domestic accounts and $[   ]/new foreign account

♦    Shareholder Verifications $[   ]/item

♦    ACH/EFT Shareholder Services:

$[   ] /month/fund group

$[   ] /ACH item, setup, change

$[   ] /correction, reversal

♦    Disaster recovery $[   ] per open account

Chief Compliance Officer Support Services*

$[   ] annually

Fees are calculated pro rata billed monthly.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Service Charges to Investors

Qualified Plan Fees (Charged to Investors)

♦    $[   ] /qualified plan acct (Cap at $[   ]/SSN)

♦    $[   ] /Coverdell ESA acct (Cap at $[   ]/SSN)

♦    $[   ] /transfer to successor trustee

♦    $[   ] /participant distribution (Excluding SWPs)

♦    $[   ] /refund of excess contribution

Additional Shareholder Fees (Charged to Investors)

♦    $[   ] /outgoing wire transfer

♦    $[   ] /overnight delivery

♦    $[   ] /telephone exchange

♦    $[   ] /return check or ACH

♦    $[   ] /stop payment

♦    $[   ] /research request per account (Cap at $[   ]/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.     Fund Group Setup ([   ] cusip) - $[   ] /fund group

2.     Fund Setup - $[   ] /cusip (beyond [   ] cusip)

3.     NSCC Service Interface – All NSCC Services

♦  Setup - $[   ] /fund group

♦  Annual - $[   ] /cusip/year

4.     Telecommunications and Voice Services

♦  Service Setup - $[   ] ATT transfer connect

♦  VRU Setup - $[   ] /fund group

♦  VRU Maintenance - $[   ] /cusip/month

♦  $[   ] /voice response call

6.     Average Cost - $[   ] /account/year

7.     Development/Programming - $[   ] /hour- subject to change to supplier current rates

8.     File Transmissions – subject to requirements

9.     Select Reports - $[   ] per Select

10.   Extraordinary services – charged as incurred

♦         Conversion of Records (if necessary) – Estimate to be provided.

♦         Custom processing, re-processing

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Exhibit D (continued) to the Transfer Agent Agreement – Thompson IM Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective 9/1/2018 through 9/1/2021

Account Management / Database Administration

•     $[   ] per month

•     Receiving - $[   ] per SKU

•     Order Processing - $[   ] per order

•     Skid Storage - $[   ] per month per location

•     Disposal - $[   ] per SKU

Inbound Teleservicing Only

•     Account Management - $[   ] per month

•     Call Servicing - $[   ] per minute

Lead Source Reporting

•     $[   ] per month

Closed Loop Reporting

•     Account Management - $[   ] per month

•     Database Installation, Setup - $[   ] per fund group

Miscellaneous Expenses

•     Included but not limited to specialized programming, kit and order processing expenses, postage and printing.

CLIENT DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

•     MFS Systems (includes COLD and On Line Report view applications)

•     Setup - $[   ] (includes [   ] workstations)

•     Service - $[   ]/month

•     Report Source

•     No Setup Charge

•     $[   ]/month per reporting category

Transfer Agent and Fund Accounting Utilized

Compliance Reporting

$[   ]/month

•     T/A Imaging

•     Setup - $[   ] (includes [   ] workstations)

•     $[   ]/month

Exhibit D (continued) - Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

FAN WEB – Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group’s web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Annual Base Fee for FANWeb Select - $[   ]

•     Additional annual base fee for New Account Set Up - $[   ]

Annual Base Fee for FANWeb Premium - $[   ]

Activity (Session) Fees:

•     Inquiry - $[   ] per event

•     Account Maintenance - $[   ] per event

•     Transaction – financial transactions, reorder statements, etc. - $[   ] / event

•     New Account Setup - $[   ] / event

Strong Authentication:

•     $[   ] / month per active FANWeb ID (Any ID that has had activity within the [   ]-day period to the billing cycle.)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•     Inquiry Only

•     Inquiry - $[   ] per event

•     Per broker ID - $[   ] per month per ID

•     Transaction Processing

•     Implementation - $[   ] per management company

•     Transaction – purchase, redeem, exchange, literature order - $[   ] per event

•     New Account Set-up – may contain multiple fund/accounts - $[   ] per event

•     Monthly Minimum Charge - $[   ] per month

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

•     $[   ] setup/fund group of [   ] funds, $[   ] setup/fund group of over [   ] funds

•     $[   ] /account/year

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.

o       [   ] days or less: $[ [ / open account

o       [   ] days: $[   ] / open account

o       [   ] days: $[   ] / open account

o       [   ] days – [   ] year: $[   ] / open account

o       [   ] year – [   ] years: $[   ] / open account

Fee Structure-The following are monthly direct pass-through charges from NSCC / DST

▪	Mutual Fund Profile I Service: $[ ]
▪	Mutual Fund Profile I & II Services:
−	$[ ] (if management company has [ ] or more cusips)

$[   ] (if management company has less than [   ] cusips)

Exhibit D (continued) - Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

Chat Services Fee Schedule

Initial Setup / Implementation

▪	Waived $[ ] implementation fee includes:
−	Basic set-up of portal
−	Set-up of standard frequently used sayings
−	Set-up of customized incoming chat questionnaire
−	Set-up of branded chat portal
−	Coding and provision of HTML code necessary to add chat widget to existing fund webpage
−	Up to [ ] hours of customization to look and feel of incoming chat questionnaire and shareholder facing chat window
−	Up to [ ] customized frequently used sayings
−	Consultation and definition of desired tone
▪	Additional set-up billed at $[ ] per hour
▪	$[ ] per month includes
−	[ ] year record retention program
−	Transfer of chat transcripts to archive
−	Transfer of all disposition (wrap-up) codes, notes, and incoming information from questionnaire
▪	$[ ] per minute of chat includes
−	Chat coverage from 8am to 5pm Central
−	General maintenance of chat portals and systems
−	Regular quality reviews of chats
−	Monthly disposition code reporting

Electronic Signature Capture Fee Schedule

Electronic Form Delivery and Signature Capture

-      Setup Fee

Implementation - $[   ] (includes [   ] forms)

-      Additional Setup

$[   ] for each additional form and email template

-      Transaction Fee

o	$[ ] per electronic envelope, and

o	Monthly minimum charge - $[ ]

-      Fund Logo Modifications

Updated Fund Logo - $[   ]

-      Form Modification

$[   ] per Form each time a form with fillable content requires updating